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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 24, 2004

                       TRANSPRO, INC. 401(k) SAVINGS PLAN
             (Exact name of registrant as specified in its charter)

          DELAWARE                      1-13894                   34-1807383
(State or other jurisdiction    (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)

                  100 GANDO DRIVE, NEW HAVEN, CONNECTICUT 06513
          (Address of principal executive offices, including zip code)

                          (203) 401-6450 (Registrant's
                     telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c)).

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Item 4.01.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective September 24, 2004, the Audit Committee of the Board of Directors (the
"Audit Committee") of Transpro, Inc. (the "Company") selected and engaged BDO
Seidman, LLP as the Transpro, Inc. 401(k) Savings Plan's (the "Plan")
Independent Registered Public Accounting Firm for the fiscal year ending
December 31, 2004 and BDO Seidman, LLP advised the Company of its acceptance of the engagement. During the two most recent fiscal years and through September
24, 2004, neither the Plan nor anyone on its behalf has consulted with BDO
Seidman, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Plan's financial statements, and neither a written report was provided to the Plan nor oral advice was provided by BDO
Seidman, LLP that was an important factor considered by the Plan in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii)
any matter that was the subject of a disagreement, as that term is defined in
Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304
(a)(1)(v) of Regulation S-K.

The Plan administrators authorized the Plan's former Independent Registered
Public Accounting Firm, PricewaterhouseCoopers LLP, to respond fully to inquiries by BDO Seidman, LLP in connection with the retention of such firm.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TRANSPRO, INC. 401(k) SAVINGS PLAN

Date:  September 28, 2004           By: /s/ Charles E. Johnson
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                                            Charles E. Johnson
                                            Member, Employee Benefits Committee